Exhibit 99.3
COUSINS PROPERTIES INCORPORATED

Summary of Unaudited Pro Forma Financial Statements

This pro forma information should be read in conjunction with the consolidated financial statements and notes thereto of Cousins Properties Incorporated (the "Registrant") included in its Annual Report filed on Form 10-K for the year ended December 31, 2012. In addition, this pro forma information should be read in conjunction with the financial statements and notes thereto of certain acquired properties included in this Current Report on Form 8-K.
The following unaudited pro forma balance sheet as of December 31, 2012 has been prepared to give effect to the acquisitions of Post Oak Central and the remaining 80% membership interest in Terminus 200 and the disposition of 50% of the Registrant’s interests in Terminus 100 and Terminus 200 as if the transactions occurred on December 31, 2012.
The following unaudited pro forma statement of comprehensive income for the year ended December 31, 2012 has been prepared to give effect to the acquisitions of Post Oak Central and the remaining 80% membership interest in Terminus 200 and the disposition of 50% of the Registrant’s interests in Terminus 100 and Terminus 200 as if the transactions occurred on January 1, 2012.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions and dispositions discussed above been consummated on January 1, 2012. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets acquired in connection with the acquisitions of Post Oak Central and the remaining 80% membership interest in Terminus 200. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

Cousins Properties Incorporated and Subsidiaries
Pro Forma Consolidated Balance Sheet
December 31, 2012
(unaudited; in thousands)

		Pro Forma Adjustments
	Cousins Properties Incorporated Historical (a)	Post Oak Central Acquisition		Terminus 200 Acquisition		Terminus 100/ Terminus 200 Dispositions		Pro Forma Total
Assets
Real estate assets:
Operating properties, net	$669,652	$217,753	(b)	$144,289	(b)	$(268,940)	(c)	$762,754
Projects under development, net	25,209							25,209
Land	42,187							42,187
Other	151							151
	737,199	217,753		144,289		(268,940)		830,301
Operating properties and related assets held for sale, net	1,866							1,866
Cash and cash equivalents	176,892	(176,892)	(d)					-
Restricted cash	2,852							2,852
Notes and accounts receivable, net	9,972							9,972
Deferred rents receivable	39,378					(7,489)	(c)	31,889
Investments in unconsolidated joint ventures	97,868			(3,930)	(e)	76,107	(f)	170,045
Other assets	58,215	27,964	(b)	15,788	(b)	(18,427)	(c)	83,540
Total assets	$1,124,242	$68,825		$156,147		$(218,749)		$1,130,465
Liabilities and equity
Notes payable	$425,410	$54,406	(g)	$127,387	(g)	$(246,607)	(h)	$360,596
Accounts payable and accrued expenses	34,751							34,751
Deferred income	11,888							11,888
Other liabilities	9,240	14,792	(b)	9,226	(b)	(9,226)	(c)	24,032
Total liabilities	481,289	69,198		136,613		(255,833)		431,267
Stockholders' investment:
Preferred stock	169,602							169,602
Common stock	107,660							107,660
Additional paid-in capital	690,024							690,024
Treasury stock at cost	(86,840)							(86,840)
Distributions in excess of cumulative net income	(260,104)	(373)	(i)	(61)	(i)	(61)	(i)	(203,859)
				19,595	(j)	37,145	(k)
Total stockholders' investment	620,342	(373)		19,534		37,084		676,587
Nonredeemable noncontrolling interests	22,611							22,611
Total equity	642,953	(373)		19,534		37,084		699,198
Total liabilities and equity	$1,124,242	$68,825		$156,147		$(218,749)		$1,130,465

The accompanying notes are an integral part of this statement.

(a)	Historical financial information is derived from the Registrant's Annual Report filed on Form 10-K as of December 31, 2012.

(b)	Reflects the purchase price of the assets and liabilities in connection with the respective acquisition, net of any purchase price adjustments.

(c)
Represents the assets and liabilities of Terminus 100 and Terminus 200 that were included in the respective balance sheet categories at December 31, 2012. Upon disposition of 50% of the Registrant’s interest in each property, the Registrant is required to remove these amounts from these categories and account for its remaining 50% interest in the property under the equity method of accounting. See note (f) below.

(d)	Represents cash assumed to be used to fund the purchase of Post Oak Central.

(e)
Represents the elimination of the Registrant’s 20% interest in the joint venture that owned Terminus 200 prior to the Registrant's acquisition of the remaining 80% interest in Terminus 200. Upon acquisition of the remaining 80% membership interest in the Terminus 200 joint venture, the Registrant consolidated Terminus 200.

(f)
Based upon the ownership and management structure of the joint ventures that own Terminus 100 and Terminus 200 after the Registrant effectively sold 50% of its interest in each property, the Registrant will account for its investment in these entities under the equity method. This amount represents the Registrant’s investment in Terminus 100 and Terminus 200 after the dispositions.

(g)
Represents amounts assumed to be drawn on the Registrant’s Credit Facility to fund the purchase of Post Oak Central and the remaining 80% membership interest in the Terminus 200 joint venture. The Credit Facility bears interest at rates equal to (1) LIBOR plus the applicable LIBOR spread or (2) the greater of (a) Bank of America’s prime rate, (b) the federal funds rate plus 0.50% or (c) the one-month LIBOR plus 1.0%, plus the applicable base rate spread. The applicable LIBOR spread may vary from 1.50% to 2.10% and the applicable base rate spread may vary from 0.50% to 1.10% based on the Registrant’s then-current leverage ratio.

(h)
Represents the elimination of the mortgage note payable on Terminus 100 in the amount of $136.1 million and the reduction of amounts outstanding under the Registrant’s Credit Facility relating to the cash it received for the sale of 50% of its interests in Terminus 100 and Terminus 200.

(i)	Reflects the expensing of acquisition-related and disposition-related costs, respectively, as required under GAAP.

(j)
Upon acquisition of the remaining 80% membership interest in the joint venture that owned Terminus 200, the Registrant recorded a gain which represented the difference between the fair value of its investment in the venture that owned Terminus 200 at the time of the acquisition less the carrying amount of its investment at the time of the acquisition.

(k)
Represents the gain on the sale of 50% of the Registrant’s interest in Terminus 100. No gain or loss was recognized on the sale of 50% of the Registrant’s interest in Terminus 200 because the Registrant’s basis in Terminus 200 was equal to the fair value after its acquisition of the remaining 80% membership interest in Terminus 200 immediately preceding the disposition of 50% of Terminus 200.

Cousins Properties Incorporated and Subsidiaries
Pro Forma Consolidated Statement of Comprehensive Income
For the Year Ended December 31, 2012
(unaudited; in thousands, except per share amounts)

		Pro Forma Adjustments
	Cousins Properties Incorporated Historical(a)	Post Oak Central Acquisition		Terminus 100/ Terminus 200 Transactions(b)		Pro Forma Total
Revenues
Rental property revenues	$125,609	$31,356	(c)	$(21,959)	(d)	$135,006
Fee income	17,797					17,797
Land sales	2,616					2,616
Other	2,256					2,256
	148,278	31,356		(21,959)		157,675
Costs and Expenses
Rental property operating expenses	54,518	15,563	(e)	(6,151)	(d)	63,930
Reimbursed expenses	7,063					7,063
Land cost of sales	1,420					1,420
General and administrative expenses	23,208					23,208
Interest expense	23,933	3,668	(f)	(9,227)	(g)	18,374
Depreciation and amortization	43,559	11,938	(h)	(8,849)	(d)	46,648
Impairment losses	488					488
Separation expenses	1,985					1,985
Other	4,517		(i)		(i)	4,517
	160,691	31,169		(24,227)		167,633
Loss on extinguishment of debt	(94)					(94)
Income (loss) from continuing operations before taxes, unconsolidated joint ventures and sale of investment properties	(12,507)	187		2,268		(10,052)
Benefit (provision) for income taxes from operations	(91)					(91)
Income (loss) from unconsolidated joint ventures	39,258			(65)	(j)	39,277
				(131)	(d)
				215	(k)
Income (loss) from continuing operations before gain on sale of investment properties	26,660	187		2,287		29,134
Gain on sale of investment properties	4,053				(l)	4,053
Income (loss) from continuing operations	30,713	187		2,287		33,187
Income (loss) from discontinued operations	17,206					17,206
Net income (loss)	47,919	187		2,287		50,393
Net loss attributable to noncontrolling interests	(2,191)					(2,191)
Net income (loss) attributable to controlling interests	45,728	187		2,287		48,202
Dividends to preferred stockholders	(12,907)					(12,907)
Net income (loss) available to common stockholders	$32,821	$187		$2,287		$35,295

Per common share information - basic and diluted:
Income (loss) from continuing operations attributable to controlling interest	$0.15	$0.17
Income (loss) from discontinued operations	0.17	0.17
Net income (loss) available to common stockholders	$0.32	$0.34
Weighted average shares - basic	104,117	104,117
Weighted average shares - diluted	104,125	104,125

The accompanying notes are an integral part of this statement.

(a)	Historical financial information is derived from the Registrant's Annual Report filed on Form 10-K for the year ended December 31, 2012.

(b)
Includes the combined results of the acquisition of the remaining 80% membership interest in Terminus 200 and the dispositions of 50% of the Registrant’s interest in Terminus 100 and Terminus 200, respectively. These transactions were combined because there was no significant impact on the consolidated statement of comprehensive income resulting from the Terminus 200 acquisition since the acquisition and the disposition of 50% of Terminus 200 effectively occurred simultaneously.

(c)
Rental property revenue consists primarily of base rent, tenant reimbursements and amortization of above-market lease assets and below-market lease liabilities. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2012. Tenant reimbursements are defined by the respective leases. Amortization expense is recognized using the straight-line method based on the purchase price allocated to above- and below-market leases over the lives of the respective leases.

(d)	Represents amounts recorded in the historical consolidated statement of comprehensive income for Terminus 100 which would have been eliminated upon the sale of 50% of Terminus 100.

(e)	Consists of property operating expenses, primarily made up of real estate taxes, utilities, management, insurance and maintenance and support services.

(f)
Represents additional interest expense that would have been incurred on the Registrant’s Credit Facility if the Registrant acquired Post Oak Central on January 1, 2012 and funded the purchase price with borrowings under the Credit Facility.

(g)
Represents a decrease in the amount of interest expense due to the elimination of the Terminus 100 mortgage note payable upon the sale of 50% of Terminus 100 and to the receipt of cash from the Terminus 100 and Terminus 200 dispositions, which is assumed to have lowered the Credit Facility balance.

(h)
Depreciation and amortization expense is calculated using the straight-line method based on the purchase price allocated to building, tenant improvements, site improvements and lease intangibles over the lives of the respective leases.

(i)
In connection with the Post Oak Central acquisition, the acquisition of the remaining 80% membership interest in Terminus 200, and the Terminus 100 and Terminus 200 dispositions, the Registrant incurred acquisition-related and disposition-related costs of approximately $373,000, $61,000 and $61,000, respectively, which have been excluded from the pro forma statement of comprehensive income for the year ended December 31, 2012 as these amounts represent non-recurring charges.

(j)
Represents the Registrant’s share of the net loss from the venture that acquired Terminus 100 and Terminus 200, of which the Registrant owns 50%. Based on the ownership and management structure of the joint venture, the Registrant will account for its interest in these entities under the equity method.

(k)
Represents amounts recorded in the historical consolidated statement of comprehensive income for the venture that owned Terminus 200 prior to the Registrant's acquisition of the remaining 80% membership interest in Terminus 200. This amount would have been eliminated upon the acquisition of Terminus 200.

(l)
In connection with the Terminus 100 and Terminus 200 dispositions, the Registrant recognized gains of $37.1 million and $19.6 million, respectively, which have been excluded from the pro forma statement of comprehensive income for the year ended December 31, 2012 as these amounts represent non-recurring charges.